UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005 (March 18,
2005)


                          ATLANTIC WINE AGENCIES, INC.
             (Exact name of registrant as specified in its charter)


   Florida           Atlantic Wine Agencies Inc.                65-1102237
                          64 Knightsbridge
                          London, UK SW1X


(State or other jurisdiction   (Address of Principal      (I.R.S. Employer
    of incorporation or          Executive Offices)     Identification No.)
       organization)


Registrant's telephone number, including area code: 011 27 21 858 1130


===============================================================================

Item 5.02. Departure of Harry Chauhan, a Director and our Chief Financial
Officer.

On March 18, 2005, Harry Chauhan resigned as a member of the Board of Directors and in the capacity of Chief Financial Officer of Atlantic Wine Agencies, Inc. (the "Company"). The Company and Mr. Chauhan mutually agreed that Mr. Chauhan should resign for personal reasons and to pursue other business interests. The Company's President and Chairman of the Board, Adam Mauerberger, will assume the title and responsibilities of Chief Financial Officer until such time that a suitable replacement can be hired.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Wine Agencies, Inc.

Date: March 21, 2005


/s/ Adam Mauerberger
------------------------------
Mr. Adam Mauerberger,
President